                                                                    Exhibit 99.1

                                                    [GSI GLOBECOMM SYSTEMS LOGO]

o    Revenues Increased 16.2 % in the First Quarter of Fiscal 2006 as Compared
     to the First Quarter of Fiscal 2005

o    Diluted Earnings Per Share of $0.05 in the First Quarter of Fiscal 2006 as
     Compared to Diluted Earnings Per Share of $0.02 in the First Quarter of
     Fiscal 2005, Excluding a $0.13 Non-Recurring Gain

                  o Sixth Consecutive Quarter of Profitability

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--November 2, 2005--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results, including record revenues for the fiscal 2006 first quarter ended September 30, 2005.

FISCAL 2006 FIRST QUARTER RESULTS

Revenues for the Company's fiscal 2006 first quarter increased 16.2% to a record
$29.6 million, compared to $25.5 million in the same period last year. The increase in revenues continues to be driven by increased infrastructure sales activity in the U.S. Government and governmental agencies marketplace.

Net income for the Company's fiscal 2006 first quarter was $0.8 million, or
$0.05 per diluted share, compared to net income of $2.2 million, or $0.15 per diluted share, in the first quarter of fiscal 2005 on the basis of generally accepted accounting principles. However, the Company's net income for the first quarter of fiscal 2005 included a non-recurring gain of $1.9 million relating to a recovery from a client, which was reflected as a $1.5 million reduction in general and administrative expense and a $0.4 million reduction in costs from ground segment systems, networks and enterprise solutions. Excluding this non-recurring gain, net income in the first quarter of fiscal 2005 was $0.3 million, or $0.02 per diluted share.

MANAGEMENT'S REVIEW OF RESULTS

Commenting on these financial results, David Hershberg, Chairman and Chief
Executive Officer of Globecomm said, "We are proud of our first quarter results, which included record revenues and the Company's sixth consecutive quarter of profitability. Strong order flow in the quarter positions Globecomm for continued growth and profitability. During the quarter Globecomm announced some very exciting contracts, including a multi-year agreement with Raytheon to support NOAA's Advanced Weather Interactive Processing Systems for a period of up to ten years. The Company was also awarded a contract from SES AMERICOM, the largest satellite services provider in the U.S., to provide design and integration services in support of its new state-of-the-art MPEG-4 Internet
Protocol Television based broadcast center, positioning Globecomm as one of the first companies to participate in the design and delivery of an all IP-based
MPEG-4, satellite-based IPTV video distribution facility."

Mr. Hershberg continued, "Contracts of these types are important to the success of Globecomm over the long term. The ability to collaborate with world-class companies is what will keep Globecomm on the cutting edge of emerging technologies and applications. These relationships, coupled with Globecomm's ability to stay nimble in the fast moving technology marketplace and a solid balance sheet has set the stage for the Company's entrance into many new markets for the foreseeable future."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2006

Globecomm continues to expect consolidated revenues for fiscal year 2006 to be in excess of $125 million, or a 14% increase over fiscal 2005, and diluted earnings per share to be in excess of $0.25 per share, representing a 79%
increase over fiscal 2005 diluted earnings per share, excluding net non-recurring gains.

These expectations reflect the Company's results for the three months ended
September 30, 2005 and management's current view of the next nine months. Actual results for fiscal year 2006 will remain susceptible to factors in certain areas of the world. These may include, but are not limited to, major disruptions in the marketplaces due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and turn certain projects included in the projections. The Company further anticipates quarterly income statement fluctuations resulting from the nature of the business and the size of certain contracts in backlog.

About Globecomm Systems

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities.
The solutions Globecomm offers include general contracted complex communications networks, militarized commercial off the shelf products and services and voice over Internet Protocol (VoIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Globecomm's customers include communications service providers, commercial enterprises, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc. These statements reflect the current beliefs and expectations of the
Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange
Commission, including, but not limited to, the Company's Annual Report on Form
10-K for the year ended June 30, 2005, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which the Company urges investors to consider.
These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on the government marketplace and the Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                               SEPTEMBER 30,        SEPTEMBER 30,
                                                                    2005                 2004
                                                               -------------        -------------

Revenues from ground segment systems, networks
      and enterprise solutions                                     $23,019              $21,586
Revenues from data communications services                           6,557                3,873
                                                               -------------        -------------
Total revenues                                                      29,576               25,459
                                                               -------------        -------------

Costs and operating expenses:
      Costs from ground segment systems, networks
            and enterprise solutions                                19,525               18,062
      Costs from data communications services                        5,568                3,194
      Selling and marketing                                          1,514                1,169
      Research and development                                         109                  298
      General and administrative                                     2,256                  628
                                                               -------------        -------------
Total costs and operating expenses                                  28,972               23,351
                                                               -------------        -------------
Income from operations                                                 604                2,108

Interest income                                                        229                   73
                                                               -------------        -------------
Income before income taxes                                             833                2,181

Provision for income taxes                                              20                 --
                                                               -------------        -------------
Net income                                                         $   813              $ 2,181
                                                               =============        =============

Basic net income per common share                                  $  0.06              $  0.15
                                                               =============        =============

Diluted net income per common share                                $  0.05              $  0.15
                                                               =============        =============

Weighted-average shares used in the
      calculation of basic net income
      per common share                                              14,719               14,180
                                                               =============        =============

Weighted-average shares used in the
      calculation of diluted net income
      per common share                                              15,336               14,705
                                                               =============        =============

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                    SEPTEMBER 30,           JUNE 30,
                                                                        2005                 2005
                                                                    -------------         -----------
                                                                     (UNAUDITED)

ASSETS
Current assets:
      Cash and cash equivalents                                        $24,790               $25,609
      Accounts receivable, net                                          21,278                22,700
      Inventories                                                       15,814                12,886
      Prepaid expenses and other current assets                            753                   858
      Deferred income taxes                                                 38                    38
                                                                    -------------         -----------
Total current assets                                                    62,673                62,091
Fixed assets, net                                                       15,929                16,050
Goodwill                                                                 7,204                 7,204
Other assets                                                             1,034                 1,033
                                                                    -------------         -----------
Total assets                                                           $86,840               $86,378
                                                                    =============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                                    $23,853               $25,571
Deferred liabilities, less current portion                                 591                   670
Total stockholders' equity                                              62,396                60,137
                                                                    -------------         -----------
Total liabilities and stockholders' equity                             $86,840               $86,378
                                                                    =============         ===========